EXHIBIT 23.1

PLS CPA, A PROFESSIONAL CORP.

t4725 MERCURY STREET #210 tSAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 tFAX (858) 761-0341 t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

November 25, 2014

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1 (Amendment No.1) of our report dated September 30, 2014, relating to the financial statements of FWF Holdings, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ PLS CPA

PLS CPA, A Professional Corp.

San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board